Exhibit 99.1

Contact:

Investor Relations:

The Blueshirt Group

Nicole Gunderson

IR@mindbodyonline.com

888-782-7155

Media Contact:

Jennifer Saxon

jennifer.saxon@mindbodyonline.com

805-419-2839

MINDBODY Reports Second Quarter 2016 Financial Results

Company delivers 36% revenue growth over Q2 2015

San Luis Obispo, CA – July 27, 2016 (GLOBE NEWSWIRE) — MINDBODY, Inc. (NASDAQ:MB), the leading provider of cloud-based business management software for the wellness services industry, today announced financial results for the second quarter ended June 30, 2016.

“The second quarter produced excellent results, highlighted by consistently strong revenue growth and substantial improvement on the bottom line,” said Rick Stollmeyer, Co-founder and Chief Executive Officer of MINDBODY. “In particular, we are pleased with our traction among higher value subscribers. These businesses range from independent practitioners to multi-location enterprise businesses. These are the subscribers most likely to grow, producing increasing future transaction volumes and meaningful inventory for our consumer app and our API partners.”

Second Quarter 2016 Financial Results

•	Total revenue in the second quarter of 2016 was $33.6 million, a 36% increase year over year.

•	Subscription and services revenue was $20.1 million, a 35% increase year over year.

•	Payments revenue was $12.9 million, a 39% increase year over year.

•	GAAP net loss attributable to common stockholders in the second quarter of 2016 was $(6.6) million or $(0.16) per basic and diluted share, compared to a GAAP net loss attributable to common stockholders of $(13.3) million, or $(0.87) per basic and diluted share, in the second quarter of 2015.

•	Non-GAAP net loss[1] in the second quarter of 2016 was $(4.2) million or $(0.10) per basic and diluted share, compared to a non-GAAP net loss of $(7.0) million, or $(0.21) per basic and diluted share in the second quarter of 2015.

•	Adjusted EBITDA loss[1] for the second quarter of 2016 was $(1.9) million, compared to an Adjusted EBITDA loss of $(5.2) million for the second quarter of 2015.

Recent Business Highlights

•	End of period subscribers grew 22% year over year to 55,771.

•	Average monthly revenue per subscriber (ARPS) grew 9% year over year to approximately $202.

•	Dollar-based net expansion rate was 111%, compared to 115% as of the end of the second quarter of 2015. This metric nets the effects of subscriber churn against the increasing value of subscribers retained, indicating the tendency of our subscriber cohorts to gain value over time.

•	Payments volume increased 29% year over year to approximately $1.6 billion.

•	MINDBODY and Under Armour have entered into a strategic partnership that will enable both companies to create a healthier world by seamlessly connecting the world’s largest digital health and fitness community to our inventory of fitness activities.

•	Brett White, Chief Financial Officer, has taken on the additional role and responsibilities of Chief Operating Officer.

[1]	A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“We had a successful second quarter highlighted by robust growth in both brick and mortar subscribers and payments volume.” said Brett White, Chief Financial Officer and Chief Operating Officer. “These results demonstrate the ongoing strength of the wellness services market we serve and we look forward to continuing to extend our market leadership.”

Outlook

For the third quarter of 2016, MINDBODY expects to report:

•	Revenue in the range of $34.5 to $35.5 million, representing 32% to 36% growth over the third quarter of 2015.

•	Non-GAAP net loss in the range of $(4.0) to $(5.0) million and weighted average shares outstanding for the third quarter of approximately 39.8 million shares.

For the full year of 2016, MINDBODY expects to report:

•	Revenue in the range of $137.0 to $139.0 million, representing 35% to 37% growth over 2015.

•	Non-GAAP net loss in the range of $(16.3) to $(18.3) million and weighted average shares outstanding for the fourth quarter of approximately 40.0 million shares and 39.8 million shares for the full year.

The forward-looking non-GAAP financial measures contained in this section entitled “Outlook” exclude estimates for stock-based compensation expense. Stock-based compensation expense is impacted by MINDBODY’s future hiring and retention needs, which are difficult to predict and subject to change, as well as the future fair market value of MINDBODY’s Class A common stock, which is difficult to estimate accurately and is subject to unpredictable fluctuations. As it is expected that the variability of MINDBODY’s stock-based compensation expense will have a significant impact on its future GAAP financial results, a reconciliation of GAAP to non-GAAP financial measures is not available on a forward-looking basis without unreasonable effort.

Quarterly Conference Call and Related Information

MINDBODY will discuss its quarterly results today at 1:30 p.m. PT (4:30 p.m. ET)

•	Dial in: To access the call, please dial (844) 494 0191, or outside the U.S. (508) 637 5581, with Conference ID# 34073682 at least five minutes prior to the 1:30 p.m. PT start time.

•	Webcast and Related Investor Materials: A live webcast and replay of the call, as well as related investor materials, will be available at http://investors.mindbodyonline.com/ under the Events and Presentations menu.

•	Audio replay: An audio replay will be available between 4:00 p.m. PT July 27, 2016 and 8:59 p.m. PT July 30, 2016 by calling (855) 859 2056 or (404) 537 3406, with Passcode 34073682.

About MINDBODY

MINDBODY, Inc. (NASDAQ: MB) is the leading provider of cloud-based business management software for the wellness services industry and an emerging consumer marketplace. Over 55,000 local businesses and 316,000 wellness practitioners in over 130 countries and territories use MINDBODY’s integrated software and payments platform to run, market and build their businesses. These practitioners provide a variety of wellness services to approximately 31 million active consumers who use the MINDBODY platform to more easily evaluate, engage and transact with them to live healthier and happier lives. For more information, visit mindbodyonline.com.

© 2016 MINDBODY, Inc. All rights reserved. MINDBODY, the Enso logo and Love Your Business are trademarks or registered trademarks of MINDBODY, Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

Forward Looking Statements

This press release and the accompanying conference call contain forward-looking statements about our business and growth strategy; expectations about the value associated with subscribers; expectations about the market we serve and our position in this market; current estimates of third quarter and full year 2016 revenue, non-GAAP net loss, and weighted average shares outstanding; current estimate of fourth quarter weighted average shares outstanding; expectations about our growth and the timing of profitability on an adjusted EBITDA basis; performance of, and demand for, our products, including our mobile apps and marketing platform; our partnerships with Under Armour and JIYO; the influence of network effects across our platform; and expectations regarding operating expenses and gross margins for the remainder of 2016.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our limited operating history in a new and unproven market; engagement of our subscribers and their consumers; the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and corporate wellness offerings; any failure of our security measures, including the risk that such measures may be insufficient to secure our subscriber and consumer data adequately or that we may become subject to attacks that degrade or deny the ability of our subscribers and consumers to access our platform; our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; any decrease in subscriber demand for our software products, features and/or service offerings; changes in privacy or other regulations that could impact our ability to serve our subscribers and their consumers or adversely impact our monetization efforts; increasing competition; our ability to manage our growth, including internationally; and our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 4, 2016 and the risks described under the heading “Risk Factors” that will be in our Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission for the quarterly period ended June 30, 2016, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at http://investors.mindbodyonline.com/.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

In this press release, MINDBODY has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following non-GAAP financial measures in this press release: Adjusted EBITDA, non-GAAP net loss, and non-GAAP net loss per share, basic and diluted.

We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss before stock-based compensation expense, depreciation and amortization, change in fair value of contingent consideration, change in fair value of preferred stock warrant, provision for income taxes, and other income (expense), net, which consisted of interest income and expense, and other miscellaneous other income (expense). We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Adjusted EBITDA has a number of limitations, including the following: (1) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, the potentially dilutive impact of stock-based compensation, or tax payments that may represent a reduction in cash available to us; and (3) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Non-GAAP net loss and non-GAAP net loss per share, basic and diluted

We define non-GAAP net loss as the respective GAAP balance attributable to common stockholders adjusted for: (1) stock-based compensation expense, (2) accretion of redeemable convertible preferred stock, and (3) deemed dividend – preferred stock modification. Non-GAAP net loss per share, basic and diluted, is calculated as non-GAAP net loss divided by the non-GAAP weighted-average shares outstanding that are adjusted to assume the conversion of outstanding redeemable convertible preferred stock into common stock as of the beginning of the period. These non-GAAP financial measures have a number of limitations, including the following: these non-GAAP financial measures exclude stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and other companies, including companies in our industry, may exclude different non-recurring items in their calculation of these non-GAAP financial measures, which reduces their usefulness as a comparative measure.

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MINDBODY, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$87,910	$93,405
Accounts receivable, net of allowance for doubtful accounts of $144 and $90 as of June 30, 2016 and December 31, 2015	8,017	6,643
Prepaid expenses and other current assets	3,644	3,082

Total current assets	99,571	103,130
Property and equipment, net	34,013	31,754
Intangible assets, net	484	636
Goodwill	5,396	5,396
Other noncurrent assets	498	498

TOTAL ASSETS	$139,962	$141,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,424	$4,426
Accrued expenses and other liabilities	9,666	7,911
Deferred revenue, current portion	4,124	3,367
Other current liabilities	669	645

Total current liabilities	20,883	16,349
Deferred revenue, noncurrent portion	2,614	1,886
Deferred rent, noncurrent portion	1,340	1,254
Financing obligation on leases, noncurrent portion	15,750	15,961
Other noncurrent liabilities	188	181

Total liabilities	40,775	35,631
Stockholders’ equity:
Class A common stock, par value of $0.000004 per share; 1,000,000,000 shares authorized, 19,644,157 shares issued and outstanding as of June 30, 2016; 1,000,000,000 shares authorized, 14,931,016 shares issued and outstanding as of December 31, 2015	—	—
Class B common stock, par value of $0.000004 per share; 100,000,000 shares authorized, 20,080,000 shares issued and outstanding as of June 30, 2016; 100,000,000 shares authorized, 24,296,346 shares issued and outstanding as of December 31, 2015	—	—
Additional paid-in capital	276,954	270,436
Accumulated other comprehensive loss	(241)	(271)
Accumulated deficit	(177,526)	(164,382)

Total stockholders’ equity	99,187	105,783

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$139,962	$141,414

MINDBODY, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue (1)	$33,561	$24,760	$65,568	$47,023
Cost of revenue (2)	10,713	8,809	20,685	17,502

Gross profit	22,848	15,951	44,883	29,521

Operating expenses:
Sales and marketing (2)	13,706	11,820	26,935	21,537
Research and development (2)	7,594	5,476	15,011	10,201
General and administrative (2)	7,681	7,262	15,204	14,042
Change in fair value of contingent consideration	—	(11)	—	(11)

Total operating expenses	28,981	24,547	57,150	45,769

Loss from operations	(6,133)	(8,596)	(12,267)	(16,248)
Change in fair value of preferred stock warrant	—	125	—	(25)
Interest income	40	3	56	6
Interest expense	(332)	(266)	(660)	(283)
Other income (expense), net	(61)	(53)	(136)	(92)

Loss before provision for income taxes	(6,486)	(8,787)	(13,007)	(16,642)
Provision for income taxes	64	62	137	68

Net loss	(6,550)	(8,849)	(13,144)	(16,710)
Accretion of redeemable convertible preferred stock	—	(4,403)	—	(9,862)
Deemed dividend—preferred stock modification	—	—	—	1,748

Net loss attributable to common stockholders	$(6,550)	$(13,252)	$(13,144)	$(24,824)

Net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(0.87)	$(0.33)	$(1.88)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	39,706,473	15,267,325	39,578,246	13,231,844

(1) Total revenue by category is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
Revenue:	2016	2015	2016	2015
Subscription and services	20,112	14,920	39,369	28,381
Payments	12,904	9,279	25,056	17,301
Product and other	545	561	1,143	1,341

Total revenue	$33,561	$24,760	$65,568	$47,023

(2) Stock-based compensation expense included above was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of revenue	$220	$132	$435	$232
Sales and marketing	440	903	1,023	1,444
Research and development	470	162	965	258
General and administrative	1,253	628	1,873	1,031

Total stock-based compensation expense	$2,383	$1,825	$4,296	$2,965

MINDBODY, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,144)	$(16,710)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,658	2,849
Stock-based compensation expense	4,297	2,965
Change in fair value of preferred stock warrant	—	25
Other	384	264
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(1,673)	(1,519)
Prepaid expenses and other current assets	(541)	335
Other assets	10	77
Accounts payable	(73)	58
Accrued expenses and other liabilities	1,797	1,760
Deferred revenue	1,483	295
Deferred rent	86	175

Net cash used in operating activities	(3,716)	(9,426)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,796)	(6,531)
Change in restricted cash and deposits	—	788
Acquisition of business	—	(3,000)

Net cash used in investing activities	(3,796)	(8,743)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from initial public offering	—	93,093
Payments of deferred offering cost	—	(2,604)
Proceeds from employee stock purchase plan	1,679	—
Proceeds from exercise of equity awards	543	60
Repayment on financing and capital lease obligations	(188)	(63)
Other	(33)	(73)

Net cash provided by financing activities	2,001	90,413

Effect of exchange rate changes on cash and cash equivalents	16	(73)

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(5,495)	72,171
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	93,405	34,675

CASH AND CASH EQUIVALENTS, END OF PERIOD	$87,910	$106,846

Reconciliation of Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Net loss	$(6,550)	$(8,849)	$(13,144)	$(16,710)
Stock-based compensation expense	2,383	1,825	4,296	2,965
Depreciation and amortization	1,810	1,631	3,658	2,849
Change in fair value of contingent consideration	—	(11)	—	(11)
Change in fair value of preferred stock warrant	—	(125)	—	25
Provision for income taxes	64	62	137	68
Other (income) expense, net	353	316	739	369

Adjusted EBITDA	$(1,940)	$(5,151)	$(4,314)	$(10,445)

Reconciliation of net loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
GAAP net loss attributable to common stockholders	$(6,550)	$(13,252)	$(13,144)	$(24,824)
Stock-based compensation expense	2,383	1,825	4,296	2,965
Accretion of redeemable convertible preferred stock	—	4,403	—	9,862
Deemed dividend—preferred stock modification	—	—	—	(1,748)

Non-GAAP net loss	$(4,167)	$(7,024)	$(8,848)	$(13,745)

Reconciliation of net loss per share, basic and diluted:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP net loss per share attributable to common stockholders, basic and diluted:	$(0.16)	$(0.87)	$(0.33)	$(1.88)
Non-GAAP adjustments to net loss per share	0.06	0.41	0.11	0.84
Non-GAAP adjustments to weighted-average shares used to compute net loss per share	—	0.25	—	0.61

Non-GAAP net loss per share, basic and diluted (1)	$(0.10)	$(0.21)	$(0.22)	$(0.42)

Reconciliation of weighted-average shares used to compute net loss per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP weighted-average shares used to compute net loss per share, basic and diluted	39,706,473	15,267,325	39,578,246	13,231,844
Conversion of preferred stock into common stock	—	17,720,297	—	19,188,830

Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	39,706,473	32,987,622	39,578,246	32,420,674

(1)	Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted-average shares outstanding that are adjusted to assume the conversion of outstanding preferred redeemable convertible stock to common stock as of the beginning of the period.